                            PARTICIPATION AGREEMENT

                                      AMONG

                    SECURITY BENEFIT LIFE INSURANCE COMPANY,

              INVESCO SECTOR FUNDS, INC., INVESCO STOCK FUNDS, INC.

                                       AND

                            INVESCO FUNDS GROUP, INC.

         THIS  AGREEMENT,  dated as of the 1st day of July,  2001,  by and among
Security Benefit Life Insurance Company, (the "Company"), a stock life insurance company  organized under the laws of the State of Kansas,  on its own behalf and on behalf of each segregated  asset account of the Company set forth on Schedule
A hereto,  as may be  amended  from time to time  (each an  "Account"),  INVESCO
Sector Funds,  Inc., and INVESCO Stock Funds,  Inc. each a Maryland  corporation
(the  "Fund"),  and INVESCO  Funds  Group,  Inc.,  a Delaware  corporation  (the
"Adviser").

         WHEREAS, the shares of beneficial interest/common stock of the Fund are divided  into  several  series of shares,  each  representing  the interest in a
particular   managed   portfolio  of   securities   and  other  assets  (each  a
"Portfolio"); and

         WHEREAS,  the Fund is registered as an open-end  management  investment company under the Investment  Company Act of 1940 (the "1940 Act") and shares of the Portfolios are registered  under the Securities Act of 1933, as amended (the
"1933 Act"); and

         WHEREAS,  the Adviser,  which serves as investment adviser to the Fund, is duly registered as an investment adviser under the Investment Advisers Act of
1940, as amended; and

         WHEREAS,  the Company has issued or will issue certain variable annuity contracts  supported wholly or partially by the Account (the  "Contracts"),  and said  Contracts are listed in Schedule A hereto,  as it may be amended from time to time by mutual written agreement; and

         WHEREAS, the Account is duly established and maintained as a segregated asset  account,  duly  established  by the  Company,  on the date shown for such
Account on Schedule A hereto, to set aside and invest assets attributable to the aforesaid Contracts; and

         WHEREAS,  the  Company  intends to  purchase  shares in the  Portfolios listed in  Schedule A hereto,  as it may be amended  from time to time by mutual written  agreement (the  "Designated  Portfolios"),  on behalf of the Account to fund the aforesaid Contracts.

         NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Adviser agree as follows:

ARTICLE I.  SALE OF FUND SHARES

            1.1. Subject to Article IX hereof, the Fund agrees to make available to the Company for purchase on behalf of the Account,  shares of the  Designated
Portfolios,  such purchases to be effected at net asset value in accordance with
Section 1.3 of this Agreement. Notwithstanding the foregoing, (i) the Portfolios
(other  than  those  listed  on  Schedule  A) in  existence  now or that  may be established in the future will be made available to the Company only as the Fund may so provide,  and (ii) the Board of Directors  of the Fund (the  "Board") may
suspend or terminate the offering of shares of any Designated Portfolio or class thereof,  if such action is required by law or by regulatory  authorities having jurisdiction or if, in the sole discretion of the Board acting in good faith and in light of its fiduciary  duties under federal and any  applicable  state laws, suspension  or  termination  is  necessary  and in  the  best  interests  of the shareholders of such Designated Portfolio.

            1.2. The Fund shall redeem,  at the Company's  request,  any full or fractional  Designated  Portfolio  shares  held by the  Company on behalf of the
Account,  such  redemptions to be effected at net asset value in accordance with
Section 1.3 of this Agreement. Notwithstanding the foregoing, the Fund may delay redemption of Fund shares of any Designated Portfolio to the extent permitted by the 1940 Act, and any rules, regulations or orders thereunder.

            1.3. PURCHASE AND REDEMPTION PROCEDURES

                 (a) The Fund  hereby  appoints  the  Company as an agent of the
Fund for the limited purpose of receiving and accepting  purchase and redemption requests on behalf of the Account  (but not with respect to any Fund shares that may be  held  in the  general  account  of the  Company)  for  shares  of  those
Designated Portfolios made available hereunder,  based on allocations of amounts to the Account or subaccounts thereof under the Contracts and other transactions relating to the  Contracts or the Account.  Receipt and  acceptance  of any such request (or relevant transactional information therefor) on any day the New York
Stock  Exchange  is  open  for  trading  and on  which  a  Designated  Portfolio calculates  its net asset value (a "Business  Day") pursuant to the rules of the
Securities and Exchange Commission ("SEC"), by the Company as such limited agent of the Fund prior to the time that the Fund ordinarily  calculates its net asset value as described from time to time in the Fund's  prospectus  shall constitute receipt and  acceptance by the  Designated  Portfolio on that same Business Day, provided that the Fund receives notice of such request by 9:30 a.m. Eastern Time on the next following Business Day.

                 (b) The  Company  shall  pay  for  shares  of  each  Designated
Portfolio  on the same  Business  Day that it  notifies  the Fund of a  purchase request for such shares.  Payment for Designated  Portfolio shares shall be made in federal funds  transmitted to the Fund or other designated  person by wire to be received by 3:00 p.m.  Eastern  Time on the Business Day the Fund is notified of the  purchase  request  for  Designated  Portfolio  shares  (unless  the Fund determines  and so advises the Company that  sufficient  proceeds are  available from redemption of shares of other Designated  Portfolios  effected  pursuant to redemption  requests tendered by the Company on behalf of the Account, or unless the Fund  otherwise  determines  and so advises the Company to delay the date of payment,  to the extent the Fund may do so under the 1940 Act). If federal funds are not received on time, such funds will be invested,  and Designated Portfolio shares purchased  thereby will be issued, as soon as practicable and the Company shall  promptly,  upon the Fund's  request,  reimburse the Fund for any charges, costs, fees,  interest or other expenses incurred by the Fund in connection with any  advances  to, or  borrowing  or  overdrafts  by, the Fund,  or any  similar expenses incurred by the Fund, as a result of portfolio transactions effected by the Fund based upon such  purchase  request.  Upon  receipt of federal  funds so wired, such funds shall cease to be the  responsibility of the Company and shall become the responsibility of the Fund.

                 (c) Payment for  Designated  Portfolio  shares  redeemed by the
Account or the Company shall be made by the Fund in federal funds transmitted by wire to the Company or any other designated person by 3 p.m. Eastern Time on the same Business Day the Fund is properly  notified of the redemption order of such shares (unless  redemption  proceeds are to be applied to the purchase of shares of other  Designated  Portfolios  in  accordance  with  Section  1.3(b)  of this
Agreement),  except  that the Fund  reserves  the  right  to  delay  payment  of redemption  proceeds to the extent permitted under Section 22(e) of the 1940 Act and any rules thereunder,  and in accordance with the procedures and policies of the Fund as described in the then-current prospectus.

                 (d) Any purchase or redemption request for Designated Portfolio shares held or to be held in the Company's  general account shall be effected at the net asset  value per share  next  determined  after the Fund's  receipt  and acceptance of such request,  provided  that, in the case of a purchase  request, payment for Fund shares so  requested  is received by the Fund in federal  funds prior to close of business for determination of such value, as defined from time to time in the Fund's prospectus.

            1.4. The Fund shall use its best efforts to make the net asset value per share for each  Designated  Portfolio  available to the Company by 6:30 p.m.
Eastern  Time  each  Business  Day,  and in any  event,  as soon  as  reasonably practicable after the net asset value per share for such Designated Portfolio is calculated,  and shall  calculate  such net asset value in  accordance  with the
Fund's prospectus.  If the Trust provides the Company with materially  incorrect share net asset value information,  the Company on behalf of the Account,  shall be entitled to an  adjustment  to the number of shares  purchased or redeemed to reflect the correct share net asset value. Any material error in the calculation of the net asset value per share,  dividend or capital gain information shall be reported  promptly to the  Company  upon  discovery.  In the event that any such material  error (as defined by then current SEC rules and/or  guidelines) is the result  of the  gross  negligence  of the  Fund,  or its  designated  agent  for calculating the net asset value,  any reasonable  processing  costs incurred for correcting underlying Contract owner accounts shall be at the Adviser's expense;
however, in no case shall such reimbursements exceed $3,000 per occurrence.

            1.5. The Fund shall use its best efforts to furnish  notice (by wire or  telephone  followed  by written  confirmation)  to the Company of any income dividends  or capital gain  distributions  payable on any  Designated  Portfolio shares by the record date, but in no event later than 6:30 p.m.  Eastern Time on the ex-dividend  date. The Company,  on its behalf and on behalf of the Account, hereby elects to receive all such dividends and  distributions as are payable on any  Designated  Portfolio  shares  in the  form of  additional  shares  of that
Designated  Portfolio.  The  Company  reserves  the right,  on its behalf and on behalf of the Account, to revoke this election and to receive all such dividends and  capital  gain  distributions  in cash.  The Fund shall  notify the  Company promptly of the number of  Designated  Portfolio  shares so issued as payment of such dividends and distributions.

            1.6.  Issuance  and  transfer of Fund shares  shall be by book entry only.  Share  certificates  will not be issued to the  Company  or the  Account.
Purchase  and  redemption  orders  for  Fund  shares  shall  be  recorded  in an appropriate ledger for the Account or the appropriate subaccount of the Account.

            1.7.  (a)  The  parties  hereto  acknowledge  that  the  arrangement contemplated  by this Agreement is not exclusive;  the Fund's shares may be sold to other insurance companies and the cash value of the Contracts may be invested in other investment companies.

                 (b) The Company shall not,  without prior notice to the Adviser
(unless  otherwise  required by applicable  law), take any action to operate the
Account as a management investment company under the 1940 Act.

                 (c) The Company shall not,  without prior notice to the Adviser
(unless otherwise  required by applicable law), induce Contract owners to change or modify the Fund or change the Fund's investment adviser.

                 (d) The Company  shall not,  without  prior notice to the Fund, induce Contract owners to vote on any matter submitted for  consideration by the shareholders of the Fund in a manner other than as recommended by the Board.

                  1.8 The parties may agree, in lieu of the procedures set forth above in this  Article 1, to place and settle  trades for Fund shares  through a clearing corporation. In the event that such a clearing corporation is used, the parties agree to abide by the rules of the clearing corporation.

ARTICLE II.  REPRESENTATIONS AND WARRANTIES

            2.1. The Company represents and warrants that the Contracts (a) are, or prior to  issuance  will be,  registered  under the 1933 Act,  or (b) are not registered because they are properly exempt from registration under the 1933 Act or will be offered  exclusively in  transactions  that are properly  exempt from registration  under the 1933 Act. The Company  further  represents  and warrants that the  Contracts  will be  issued  and  sold in  compliance  in all  material respects  with all  applicable  federal  securities  and  state  securities  and insurance  laws.  The Company  further  represents  and  warrants  that it is an insurance company duly organized and in good standing under applicable law, that it has legally and validly established the Account as a segregated asset account under Kansas  insurance  laws,  and that it (a) has  registered or, prior to any issuance  or  sale  of  the  Contracts,  will  register  the  Account  as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated  investment  account for the Contracts,  or alternatively (b) has not registered the Account in proper  reliance upon an exclusion  from  registration under the 1940 Act.

            2.2. The Fund  represents  and warrants  that  Designated  Portfolio shares sold pursuant to this Agreement  shall be registered  under the 1933 Act, shall be duly  authorized  for issuance and sold in compliance  with  applicable state  and  federal  securities  laws  and that  the  Fund is and  shall  remain registered under the 1940 Act. The Fund shall amend the  registration  statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to  effect  the  continuous  offering  of its  shares.  The Fund  shall register  and  qualify  the shares for sale in  accordance  with the laws of the various states only if and to the extent deemed advisable by the Fund.

            2.3. The Fund represents  that it is lawfully  organized and validly existing  under  the  laws of the  State of  Maryland  and that it does and will comply in all material respects with the 1940 Act.

            2.4. The Adviser represents and warrants that it is registered as an investment  adviser with the SEC.

            2.5.  The Fund and the Adviser  represent  and  warrant  that all of their trustees/directors, officers, employees, and other individuals or entities dealing with the money and/or  securities of the Fund are and shall  continue to be at all times covered by a blanket  fidelity bond or similar  coverage for the benefit of the Fund in an amount not less than the minimum  coverage as required currently  by  Rule  17g-1  of the  1940  Act or  related  provisions  as may be promulgated  from time to time.  The aforesaid  bond shall include  coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

            2.6. The Company  represents and warrants that all of its directors, officers,  employees, and other  individuals/entities  employed or controlled by the Company dealing with the money and/or  securities of the Account are covered by a blanket  fidelity bond or similar  coverage for the benefit of the Account, in an amount not less than $5 million.  The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

ARTICLE III.  PROSPECTUSES AND PROXY STATEMENTS; VOTING

            3.1. The Fund shall provide the Company with as many printed  copies of  the  current  prospectus,  supplements,  proxy  statements,  and  annual  or semi-annual  reports of each Designated  Portfolio (for distribution to Contract owners with value  allocated to such  Designated  Portfolios) as the Company may reasonably  request to deliver to existing  Contract owners. If requested by the
Company in lieu  thereof,  the Fund shall  provide such  documents  (including a
"camera-ready"  copy of such  documents  as set in type,  a diskette in the form sent to the  financial  printer,  or an  electronic  copy of the  documents in a format  suitable for posting on the  Company's  website,  all as the Company may reasonably  request) and such other  assistance  as is  reasonably  necessary in
order  for  the  Company  to  have  prospectuses,   supplements  and  annual  or
semi-annual  reports for the Contracts and the Fund printed together in a single document  or posted on the  Company's  web-site or printed  individually  by the
Company if it so chooses.  The expenses  associated  with printing and providing such documentation shall be as set forth in Article V.

            3.2. The Fund's prospectus shall state that the current Statement of
Additional Information ("SAI") for the Fund is available. The Fund shall provide the Company with as many printed copies of the current SAI, and any  supplements thereto, as the Company may reasonably request.

            3.3. The Fund shall provide the Company with  information  regarding the Fund's expenses,  which  information may include a table of fees and related narrative  disclosure  for use in any prospectus or other  descriptive  document relating to a Contract.  The  Company  agrees that it will use such  information substantially  in the form  provided.  The Company  shall  provide prior written notice of any  proposed  modification  of such  information,  which  notice will describe the manner in which the Company proposes to modify the information, and agrees  that it may not modify  such  information  in any way  without the prior consent of the Fund, which consent shall not be unreasonably withheld.

            3.4. The Fund will pay or cause to be paid the  expenses  associated with text composition,  printing, mailing, distributing, and tabulation of proxy statements and voting instruction solicitation materials to Contract owners with respect to proxies related to the Fund, consistent with applicable provisions of the 1940 Act.

            3.5. When the Fund submits  proposals to  shareholders,  the Company shall, so long as, and to the extent the SEC continues to interpret the 1940 Act to require  pass-through voting privileges for variable contract owners,  follow one of the two procedures outlined below:

                 (a) If the Company  chooses to solicit  Contract owners itself, or hire its own proxy service, it shall:

                     (i)  solicit   voting   instructions   from  owners  of  or
            participants in the Contract;

                     (ii) vote the Fund shares in accordance  with  instructions received from owners of or participants in the Contract; and

                     (iii) vote Fund shares for which no instructions  have been received  in the same  proportion  as Fund  shares  of such Fund for which instructions have been received.

                 (b) If the  Company  chooses  to work  with  the  Fund's  proxy service,  the  Company  shall  provide  a list of  Contract  owners  with  value allocated  to a  Designated  Portfolio  as of the record date to the Fund or its agent in order to facilitate the Fund's solicitation of voting instructions from
Contract  owners.  The Company shall also provide such other  information to the
Fund as is reasonably necessary in order for the Fund to properly tabulate votes for Fund initiated proxies.

The Company  reserves the right to vote Fund shares held in any segregated asset account in its own right, as well as any shares held in its general account,  in each case, to the extent permitted by law. In the event that the Company chooses to follow the procedures  set forth in (a) above,  it agrees to follow the Proxy
Voting Procedures set forth in Schedule B to this Agreement.

ARTICLE IV.  SALES MATERIAL AND INFORMATION

            4.1. The Company shall furnish,  or shall cause to be furnished,  to the Fund or its designee,  each piece of sales  literature or other  promotional material  that  the  Company  develops  and in which  the Fund (or a  Designated
Portfolio thereof) or the Adviser is named. No such material shall be used until approved by the Fund or its designee, and the Fund will use its best efforts for it or its  designee  to review such sales  literature  or  promotional  material within five (5) Business  Days after receipt of such  material.  The Fund or its designee  reserves the right to  reasonably  object to the  continued use of any such sales  literature  or other  promotional  material  in which the Fund (or a
Designated  Portfolio  thereof)  or the Adviser is named,  and no such  material shall be used if the Fund or its designee so objects.

            4.2.  The  Company  shall  not  give  any  information  or make  any representations  or statements  on behalf of the Fund or concerning  the Fund or the  Adviser  in  connection  with  the  sale of the  Contracts  other  than the information  or  representations  contained  in the  registration  statement  or prospectus  or SAI for the  Fund  shares,  as such  registration  statement  and prospectus  or SAI may be  amended  or  supplemented  from  time to time,  or in reports  or proxy  statements  for the  Fund,  or in sales  literature  or other promotional  material  approved  by the Fund or its  designee,  except  with the permission of the Fund or its designee.

            4.3. The Fund and the Adviser, or their designee,  shall furnish, or cause to be furnished,  to the Company,  each piece of sales literature or other promotional  material  that it  develops  and in which the  Company,  and/or the
Account, is named. No such material shall be used until approved by the Company, and the Company  will use its best  efforts to review such sales  literature  or promotional  material  within  five (5)  Business  Days  after  receipt  of such material.  The Company reserves the right to reasonably  object to the continued
use of any such sales  literature  or other  promotional  material  in which the
Company  and/or its Account is named,  and no such material shall be used if the
Company so objects.

            4.4.  The  Fund  shall  not  give  any   information   or  make  any
representations on behalf of the Company or concerning the Company, the Account, or the Contracts  other than the information or  representations  contained in a registration statement,  prospectus (which shall include an offering memorandum, if any,  if the  Contracts  issued by the Company or  interests  therein are not registered under the 1933 Act), or SAI for the Contracts,  as such  registration statement,  prospectus, or SAI may be amended or supplemented from time to time, or in  published  reports  for the  Account  which are in the  public  domain or approved  by the  Company  for  distribution  to  Contract  owners,  or in sales literature or other promotional  material  approved by the Company,  except with the permission of the Company.

            4.5. The Fund will provide to the Company at least one complete copy of all registration statements,  prospectuses,  SAIs, reports, proxy statements, sales literature and other promotional  materials,  applications for exemptions, requests for no-action  letters,  and all  amendments to any of the above,  that relate to the Designated  Portfolios or their shares,  promptly after the filing of such document(s) with the SEC or other regulatory authorities.

            4.6. The Company will provide to the Fund at least one complete copy of all registration  statements,  prospectuses  (which shall include an offering memorandum,  if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), SAIs, reports,  solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions,  requests for no-action  letters,  and all  amendments to any of the above, that relate to the Contracts or the Account, promptly after the filing of such document(s) with the SEC or other regulatory authorities. The Company shall provide to the Fund and the Adviser any  complaints  received  from the Contract owners pertaining to the Fund or a Designated Portfolio.

            4.7.  The Fund will  provide the  Company  with as much notice as is reasonably  practicable of any proxy solicitation for any Designated  Portfolio, and of any material change in the Fund's  registration  statement,  particularly any change resulting in a change to the registration statement or prospectus for any Account.  The Fund will work with the Company so as to enable the Company to solicit  proxies from Contract  owners,  or to make changes to its prospectus or registration  statement,  in an orderly  manner.  The Fund will make  reasonable efforts  to attempt  to have  changes  affecting  Contract  prospectuses  become effective simultaneously with the annual updates for such prospectuses.

            4.8.  Each party to this  Agreement  agrees to implement  procedures reasonably  designed to ensure that information  concerning any other party that is intended for use only by brokers or agents  selling the Contracts is properly marked as "Not for use with the Public" and is used as such.

ARTICLE V.  FEES AND EXPENSES

            5.1. The Fund shall pay no fee or other  compensation to the Company under this Agreement,  except that: (1) if the Fund or any Designated  Portfolio adopts and  implements  a plan  pursuant  to Rule 12b-1 to finance  distribution expenses,  then the Fund may make payments to the Company or to the  underwriter for the Contracts if and in amounts agreed to by the Fund in writing and (2) the
Fund  may pay  fees to the  Company  for  administrative  services  that are not primarily  intended to result in the sale of shares of the Designated  Portfolio or of underlying Contracts.

            5.2. All  expenses  incident to  performance  by the Fund under this
Agreement  shall  be paid by the  Fund.  The Fund  shall  see to it that all its shares are registered and authorized for issuance in accordance  with applicable federal  law  and,  if  and to the  extent  deemed  advisable  by the  Fund,  in accordance with  applicable  state laws prior to their sale. The Fund shall bear the  expenses  for the cost of  registration  and  qualification  of the  Fund's shares,  preparation  and  filing  of the  Fund's  prospectus  and  registration statement,  proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders  (including the costs of printing a  prospectus  that  constitutes  an annual  report),  the preparation of all statements and notices  required by any federal or state law, and all taxes on the issuance or transfer of the Fund's  shares.  The Fund shall bear the  expenses of  distributing  the Fund's proxy  materials  and reports to existing  Contract owners.  The Fund shall also bear the expense of printing the
Fund's prospectus which is delivered to existing Contract owners.

            5.3.  The  Company  shall  bear  the  expense  of  distributing  all prospectuses and reports to shareholders  (whether for existing  Contract owners or prospective  Contract owners). The Company shall bear the expense of printing copies of the  prospectus  for the Contracts for use with  prospective  Contract owners.  The Company shall bear the expenses incident to (including the costs of printing)  sales  literature  and other  promotional  material  that the Company develops and in which the Fund (or a Designated Portfolio thereof) is named.

ARTICLE VI.  QUALIFICATION

            The Fund  represents and warrants that it is or will be qualified as a regulated  investment  company under Subchapter M of the Internal Revenue Code of 1986,  as amended (the  "Internal  Revenue  Code,") and that it will maintain such qualification  (under Subchapter M or any successor or similar  provisions)
and that it will notify the Company  immediately  upon having a reasonable basis for  believing  that it has ceased to so qualify or that it might not so qualify in the future.

ARTICLE VII.  INDEMNIFICATION

            7.1. INDEMNIFICATION BY THE COMPANY

                 (a) The Company  agrees to indemnify  and hold harmless each of the Fund and the Adviser and each of its  trustees/directors  and officers,  and each person,  if any,  who  controls  the Fund or Adviser  within the meaning of
Section 15 of the 1933 Act or who is under  common  control with the Fund or the
Adviser  (collectively,  the "Indemnified  Parties" for purposes of this Section
7.1) against any and all losses, claims, damages, liabilities (including amounts paid in  settlement  with the  written  consent of the  Company)  or  litigation
(including  legal and other  expenses),  to which the  Indemnified  Parties  may become  subject  under any statute or  regulation,  at common law or  otherwise, insofar as such losses, claims, damages,  liabilities or expenses (or actions in respect thereof) or settlements:

                     (i) arise out of or are based upon any untrue  statement or alleged  untrue  statements  of any material  fact  contained in the registration  statement,  prospectus  (which shall include a written description  of a  Contract  that is not  registered  under the 1933
            Act),  or SAI for the  Contracts or  contained  in the  Contracts or sales  literature  for the Contracts (or any amendment or supplement to any of the  foregoing),  or arise  out of or are  based  upon the omission or the alleged  omission to state  therein a material  fact required to be stated  therein or necessary  to make the  statements therein not  misleading,  provided that this  agreement to indemnify shall not apply as to any  Indemnified  Party if such  statement  or omission or such alleged  statement or omission was made in reliance upon and in conformity with information  furnished to the Company by or on behalf of the Fund or the Adviser for use in the  registration statement,  prospectus  or SAI for the Contracts or in the Contracts or sales  literature  (or any amendment or  supplement) or otherwise for use in connection with the sale of the Contracts, or

                     (ii)  arise  out  of  or  as  a  result  of  statements  or
            representations   by  or  on  behalf  of  the  Company  (other  than
            statements  or   representations   contained  in  the   registration
            statement,  prospectus,  SAI,  or sales  literature  of the Fund not supplied  by the Company or persons  under its  control) or wrongful conduct of the Company or its agents or persons  under the Company's authorization  or control,  with respect to the sale or distribution of the Contracts, or

                     (iii) arise out of any untrue  statement or alleged  untrue statement of a material fact contained in a registration  statement, prospectus,  SAI, or sales  literature  of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state  therein a  material  fact  required  to be stated  therein or necessary to make the  statements  therein not  misleading if such a
            statement  or  omission  was  made  in  reliance  upon   information
            furnished to the Fund by or on behalf of the Company; or

                     (iv)  arise  as a result  of any  material  failure  by the
            Company to provide the services and furnish the materials  under the terms of this Agreement; or

                     (v) arise out of or result from any material  breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result  from any  other  material  breach of this
            Agreement by the Company;

as limited by and in accordance with the provisions of Sections 7.1(b)and 7.1(c)
hereof.

                 (b) The Company shall not be liable under this  indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an  Indemnified  Party  would  otherwise  be  subject by reason of such
Indemnified Party's willful  misfeasance,  bad faith, or gross negligence in the performance of such Indemnified  Party's duties or by reason of such Indemnified
Party's reckless disregard of its obligations or duties under this Agreement.

                 (c) The Company shall not be liable under this  indemnification provision  with  respect to any claim made against an  Indemnified  Party unless such  Indemnified  Party shall have  notified  the  Company in writing  within a
reasonable   time  after  the  summons  or  other  first  legal  process  giving information  of the  nature  of the  claim  shall  have  been  served  upon such
Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated  agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the  Indemnified  Party  against whom such action is brought  otherwise  than on account of this  indemnification  provision.  In case any such action is brought against an Indemnified  Party, the Company shall be entitled to participate,  at its own  expense,  in the  defense of such  action.  The  Company  also shall be entitled to assume the defense thereof, with counsel reasonably  satisfactory to the party  named in the action.  After  notice from the Company to such party of the Company's  election to assume the defense  thereof,  the  Indemnified  Party shall bear the fees and expenses of any additional  counsel  retained by it, and the Company will not be liable to such party under this  Agreement for any legal
or  other  expenses   subsequently  incurred  by  such  party  independently  in
connection   with  the  defense   thereof   other  than   reasonable   costs  of
investigation.

                 (d) The Indemnified Parties will promptly notify the Company of the  commencement  of any litigation or  proceedings  against them in connection with the issuance or sale of the Fund shares or the  Contracts or the  operation of the Fund.

            7.2. INDEMNIFICATION BY THE ADVISER

                 (a) The  Adviser  agrees to  indemnify  and hold  harmless  the
Company and each of its  directors  and officers  and each  person,  if any, who controls  the  Company  within  the  meaning  of  Section  15 of  the  1933  Act
(collectively,  the  "Indemnified  Parties"  for  purposes of this  Section 7.2)
against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation  (including legal and other  expenses) to which the  Indemnified  Parties may become subject under any statute or  regulation,  at common law or  otherwise,  insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof)
or settlements:

                     (i) arise out of or are based upon any untrue  statement or alleged  untrue  statement  of any  material  fact  contained in the registration  statement or prospectus or SAI or sales  literature of the Fund (or any amendment or  supplement to any of the  foregoing), or arise  out of or are  based  upon  the  omission  or the  alleged omission  to state  therein a material  fact  required  to be stated
            therein or necessary to make the statements  therein not misleading, provided that this agreement to indemnify  shall not apply as to any
            Indemnified  Party if such  statement  or omission  or such  alleged statement  or omission was made in reliance  upon and in  conformity with information furnished to the Adviser or Fund by or on behalf of the Company for use in the registration statement, prospectus or SAI for the Fund or in sales literature (or any amendment or supplement)
            or otherwise for use in connection with the sale of the Contracts or
            Fund shares; or

                     (ii)  arise  out  of  or  as  a  result  of  statements  or representations  by or on behalf of the Fund or the  Adviser  (other than  statements or  representations  contained in the  registration statement, prospectus, SAI or sales literature for the Contracts not supplied  by the Fund or the  Adviser)  or  wrongful  conduct of the
            Adviser or the Fund with respect to the sale or  distribution of the
            Contracts or Fund shares; or

                     (iii) arise out of any untrue  statement or alleged  untrue statement of a material fact contained in a registration  statement, prospectus,  SAI or sales literature covering the Contracts,  or any amendment thereof or supplement  thereto, or the omission or alleged omission  to state  therein a material  fact  required  to be stated
            therein or necessary to make the statement or statements therein not misleading,  if such statement or omission was made in reliance upon information  furnished to the Company by or on behalf of the Adviser or the Fund; or

                     (iv)  arise as a result of any  failure  by the Fund or the
            Adviser to provide the services and furnish the materials  under the terms of this  Agreement  (including a failure of the Fund,  whether unintentional  or in good  faith or  otherwise,  to comply  with the diversification  and other qualification  requirements  specified in
            Article VI of this Agreement); or

                     (v) arise out of or result from any material  breach of any representation  and/or  warranty made by or on behalf of the Adviser or the Fund in this  Agreement  or arise out of or  result  from any other  material  breach  of this  Agreement  by or on  behalf of the
            Adviser or the Fund;

as limited by and in accordance with the provisions of Sections 7.2(b)and 7.2(c)
hereof.

                 (b) The Adviser shall not be liable under this  indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an  Indemnified  Party  would  otherwise  be  subject by reason of such
Indemnified Party's willful  misfeasance,  bad faith, or gross negligence in the performance or such Indemnified  Party's duties or by reason of such Indemnified
Party's reckless  disregard of obligations and duties under this Agreement or to the Company or the Account, whichever is applicable.

                 (c) The Adviser shall not be liable under this  indemnification provision  with  respect to any claim made against an  Indemnified  Party unless such  Indemnified  Party shall have  notified  the  Adviser in writing  within a
reasonable   time  after  the  summons  or  other  first  legal  process  giving information  of the  nature  of the  claim  shall  have  been  served  upon such
Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated  agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the  Indemnified  Party  against whom such action is brought  otherwise  than on account of this  indemnification  provision.  In case any such action is brought against the Indemnified  Party, the Adviser will be entitled to participate,  at its own expense,  in the defense thereof.  The Adviser also shall be entitled to assume the defense thereof,  with counsel  reasonably  satisfactory to the party named  in the  action.  After  notice  from  the  Adviser  to such  party of the
Adviser's  election to assume the defense thereof,  the Indemnified  Party shall bear the fees and  expenses of any  additional  counsel  retained by it, and the
Adviser will not be liable to such party under this  Agreement  for any legal or other expenses  subsequently  incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

                 (d) The  Company  agrees  promptly to notify the Adviser of the commencement of any litigation or proceedings  against it or any of its officers or directors  in  connection  with the issuance or sale of the  Contracts or the operation of the Account.

            7.3. INDEMNIFICATION BY THE FUND

                 (a) The Fund agrees to indemnify  and hold harmless the Company and each of its directors and officers and each person, if any, who controls the
Company  within the  meaning of  Section 15 of the 1933 Act  (collectively,  the
"Indemnified  Parties"  for  purposes of this  Section  7.3) against any and all losses,  claims,  expenses,  damages,  liabilities  (including  amounts  paid in settlement with the written consent of the Fund) or litigation  (including legal and other expenses) to which the  Indemnified  Parties may be required to pay or may become subject under any statute or regulation,  at common law or otherwise, insofar as such losses, claims, expenses,  damages,  liabilities or expenses (or actions in respect thereof) or settlements, are related to the operations of the
Fund and:

                     (i) arise out of or are based upon any untrue  statement or alleged  untrue  statement  of any  material  fact  contained in the registration  statement or prospectus or SAI or sales  literature of the Fund (or any amendment or  supplement to any of the  foregoing), or arise  out of or are  based  upon  the  omission  or the  alleged omission  to state  therein a material  fact  required  to be stated
            therein or necessary to make the statements  therein not misleading, provided that this agreement to indemnify  shall not apply as to any
            Indemnified  Party if such  statement  or omission  or such  alleged statement  or omission was made in reliance  upon and in  conformity with information furnished to the Adviser or Fund by or on behalf of the Company for use in the registration statement, prospectus or SAI for the Fund or in sales literature (or any amendment or supplement)
            or otherwise for use in connection with the sale of the Contracts or
            Fund shares; or

                     (ii)  arise  out  of  or  as  a  result  of  statements  or representations  by or on behalf of the Fund or the  Adviser  (other than  statements or  representations  contained in the  registration statement, prospectus, SAI or sales literature for the Contracts not supplied  by the Fund or the  Adviser)  or  wrongful  conduct of the
            Adviser or the Fund with respect to the sale or  distribution of the
            Contracts or Fund shares; or

                     (iii) arise out of any untrue  statement or alleged  untrue statement of a material fact contained in a registration  statement, prospectus,  SAI or sales literature covering the Contracts,  or any amendment thereof or supplement  thereto, or the omission or alleged omission  to state  therein a material  fact  required  to be stated
            therein or necessary to make the statement or statements therein not misleading,  if such statement or omission was made in reliance upon information  furnished to the Company by or on behalf of the Adviser or the Fund; or

                     (iv)  arise  as a  result  of any  failure  by the  Fund to provide the  services and furnish the  materials  under the terms of this Agreement  (including a failure,  whether  unintentional  or in good faith or  otherwise,  to comply  with the  diversification  and other  qualification  requirements  specified  in Article VI of this
            Agreement); or

                     (v) arise out of or result from any material  breach of any representation  and/or  warranty made by or on behalf of the Fund in this  Agreement  or arise out of or result  from any other  material breach of this Agreement by or on behalf of the Fund;

as limited by and in  accordance  with the  provisions  of  Sections  7.3(b) and
7.3(c)  hereof.  The  parties   acknowledge  that  the  Fund's   indemnification
obligations  under this Section 7.3 are subject to  applicable  law. The Company agrees that, in the event an obligation to indemnify  exists pursuant to Section
7.3 as well  as  Section  7.2  hereof,  it  will  seek  satisfaction  under  the indemnification  provisions of Section 7.2 before seeking  indemnification under this Section 7.3.

                 (b) The Fund  shall not be liable  under  this  indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an  Indemnified  Party  would  otherwise  be  subject by reason of such
Indemnified Party's willful  misfeasance,  bad faith, or gross negligence in the performance of such Indemnified  Party's duties or by reason of such Indemnified
Party's reckless  disregard of obligations and duties under this Agreement or to the Company or the Account, whichever is applicable.

                 (c) The Fund  shall not be liable  under  this  indemnification provision  with  respect to any claim made against an  Indemnified  Party unless such  Indemnified  Party  shall  have  notified  the  Fund in  writing  within a
reasonable   time  after  the  summons  or  other  first  legal  process  giving information  of the  nature  of the  claim  shall  have  been  served  upon such
Indemnified Party (or after such Indemnified Party shall have received notice of such  service on any  designated  agent),  but failure to notify the Fund of any such claim shall not relieve  the Fund from any  liability  which it may have to the  Indemnified  Party  against whom such action is brought  otherwise  than on account of this  indemnification  provision.  In case any such action is brought against the Indemnified  Parties,  the Fund will be entitled to participate,  at its own  expense,  in the  defense  thereof.  The Fund also shall be entitled to assume the defense thereof,  with counsel  reasonably  satisfactory to the party named in the  action.  After  notice  from the Fund to such  party of the Fund's election to assume the defense  thereof,  the  Indemnified  Party shall bear the fees and expenses of any  additional  counsel  retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

                 (d) The  Company  agrees  promptly  to  notify  the Fund of the commencement of any litigation or proceeding against it or any of its respective officers or directors in connection with the Agreement,  the issuance or sale of the  Contracts,  the  operation of the Account,  or the sale or  acquisition  of shares of the Fund.

ARTICLE VIII.  APPLICABLE LAW

            8.1. This  Agreement  shall be construed and the  provisions  hereof interpreted  under and in  accordance  with the laws of the  State of  Delaware, without regard to the conflict of laws provisions thereof.

            8.2. This  Agreement  shall be subject to the provisions of the 1933 and 1940 Acts as well as the Exchange Act of 1934, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant,  and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE IX.  TERMINATION

            9.1. This  Agreement  shall  continue in full force and effect until the first to occur of:

                 (a)  termination  by any party,  for any reason with respect to some or all  Designated  Portfolios,  by six (6) months  advance  written notice delivered to the other parties; or

                 (b)  termination  by the Company by written notice to the other parties based upon the Company's  determination  that shares of the Fund are not reasonably available to meet the requirements of the Contracts; or

                 (c)  termination  by the Company by written notice to the other parties  in  the  event  any  of  the  Designated  Portfolio's  shares  are  not registered,  issued or sold in accordance with  applicable  state and/or federal law or such law  precludes the use of such shares as the  underlying  investment media of the Contracts issued or to be issued by the Company; or

                 (d) termination by the Fund or Adviser in the event that formal administrative  proceedings  are instituted  against the Company by the National
Association  of Securities  Dealers,  Inc. (the "NASD"),  the SEC, the Insurance
Commissioner  or  like  official  of any  state  or any  other  regulatory  body regarding  the Company's  duties under this  Agreement or related to the sale of the Contracts,  the operation of any Account,  or the purchase of the Designated
Portfolios' shares;  provided,  however,  that the Fund or Adviser determines in its  sole  judgment  exercised  in good  faith,  that  any  such  administrative proceedings  will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or

                 (e)  termination  by the  Company  in  the  event  that  formal administrative proceedings are instituted against the Fund or Adviser by the SEC or any state  securities  department  or any other  regulatory  body;  provided, however,  that the Company  determines  in its sole  judgment  exercised in good faith,  that any such  administrative  proceedings  will have a material adverse effect upon the ability of the Fund or Adviser to perform its obligations  under this Agreement; or

                 (f)  termination  by the Company by written notice to the other parties  in the event  that any  Designated  Portfolio  ceases to  qualify  as a regulated  investment company under Subchapter M of the Internal Revenue Code of
1986, or if the Company reasonably  believes that any such Portfolio may fail to so qualify or comply; or

                 (g)  termination  by either the Fund or the  Adviser by 60 days prior written  notice to the other  parties,  if either one or both the Fund and the Adviser, respectively,  shall determine, in their sole judgment exercised in good  faith,  that the  Company has  suffered a material  adverse  change in its business,  operations,  financial condition, or prospects since the date of this
Agreement or is the subject of material adverse publicity; or

                 (h)  termination by the Company by 60 days prior written notice to the other  parties,  if the Company  shall  determine,  in its sole  judgment exercised  in good faith,  that the Fund or the Adviser has  suffered a material adverse  change in its business,  operations,  financial  condition or prospects since  the  date  of  this  Agreement  or is the  subject  of  material  adverse publicity; or

                 (i)  termination  by the Company upon any  substitution  of the shares  of  another  investment  company  or  series  thereof  for  shares  of a
Designated  Portfolio of the Fund in accordance with the terms of the Contracts, provided that the Company has given at least 60 days prior written notice to the
Fund and Adviser of the date of substitution; or

                 (j)  termination  by the Fund in the event any of the Contracts are not issued or sold in accordance,  in all material respects, with applicable federal or state law, such  termination  to be effective  immediately  upon such occurrence; or

                 (k)  termination by any party to this  Agreement,  upon written notice  to the  other  parties,  upon  another  party's  material  breach of any provision of this Agreement.

            9.2. Notwithstanding any termination of this Agreement, the Fund and the Adviser  shall,  at the option of the  Company,  continue to make  available additional  shares of the Fund  pursuant  to the terms  and  conditions  of this
Agreement,  for all Contracts in effect on the effective  date of termination of this Agreement  (hereinafter  referred to as "Existing  Contracts"),  unless the
Company  seeks an order  pursuant to Section 26(b) of the 1940 Act to permit the substitution  of other  securities for the shares of the Designated  Portfolios.
Specifically,  the  owners  of  the  Existing  Contracts  may  be  permitted  to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional  purchase  payments under the Existing
Contracts (subject to any such election by the Company).

            9.3. Notwithstanding any termination of this Agreement, each party's obligation under Article VII to indemnify the other parties shall survive.

ARTICLE X.  NOTICES

            Any notice shall be  sufficiently  given when sent by  registered or certified  mail to the other  party at the address of such party set forth below or at such other  address as such party may from time to time specify in writing to the other party.

         If to the Company:     Security Benefit Life Insurance Company
                                Attention General Counsel
                                700 SW Harrison
                                Topeka, Kansas 66636 - 0001

         If to the Fund:        Applicable Registered Investment Company
                                7800 East Union Avenue
                                Denver, Colorado  80237
                                Attn.: Ronald L. Grooms, Senior Vice President

         If to the Adviser:     INVESCO Funds Group, Inc.
                                7800 East Union Avenue
                                Denver, Colorado  80237
                                Attn.: Ronald L. Grooms, Senior Vice President

ARTICLE XI.  MISCELLANEOUS

            11.1.  All  persons  dealing  with the Fund must look  solely to the property of the respective  Designated Portfolios listed on Schedule A hereto as though each such Designated Portfolio had separately contracted with the Company and the Adviser for the  enforcement of any claims against the Fund. The parties agree that  neither  the Board,  officers,  agents or  shareholders  of the Fund assume any personal liability or responsibility for obligations  entered into by or on behalf of the Fund.

            11.2.  Subject to the  requirements  of legal process and regulatory authority,  the Fund and the Adviser shall treat as  confidential  the names and addresses of the owners of the Contracts. Each party shall treat as confidential all  information  reasonably  identified as confidential in writing by any other party hereto and,  except as permitted by this  Agreement,  shall not  disclose, disseminate or utilize such  information  without the express written consent of the affected party until such time as such  information has come into the public domain.

            11.3. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

            11.4. This Agreement may be executed  simultaneously  in two or more counterparts,  each of which taken  together  shall  constitute one and the same instrument.

            11.5.  If any  provision  of this  Agreement  shall  be held or made invalid by a court decision,  statute,  rule or otherwise,  the remainder of the
Agreement shall not be affected thereby.

            11.6.  Each party hereto shall  cooperate  with each other party and all appropriate  governmental authorities (including without limitation the SEC, the NASD,  and state  insurance  regulators)  and shall permit such  authorities reasonable  access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

            11.7.  The  rights,  remedies  and  obligations  contained  in  this
Agreement are  cumulative  and are in addition to any and all rights,  remedies, and obligations,  at law or in equity,  which the parties hereto are entitled to under state and federal laws.

            11.8 This Agreement or any of the rights and  obligations  hereunder may not be  assigned  by any party  without  the prior  written consent of all parties hereto.

                {The rest of this page intentionally left blank.}

            IN WITNESS  WHEREOF,  each of the  parties  hereto  has caused  this
Agreement  to be executed  in its name and on its behalf by its duly  authorized representative.

Security Benefit Life
Insurance Company                    By its authorized officer

                                             KALMAN BAKK
                                             -----------------------
                                     By:     Kalman Bakk
                                     Title:  Senior Vice President

 INVESCO Sector Funds, Inc.          By its authorized officer

                                             RONALD L. GROOMS
                                             -----------------------
                                     By:     Ronald L. Grooms
                                     Title:  Senior Vice President

 INVESCO Stock Funds, Inc.           By its authorized officer

                                             RONALD L. GROOMS
                                             -----------------------
                                     By:     Ronald L. Grooms
                                     Title:  Senior Vice President

INVESCO Funds Group, Inc.            By its authorized officer

                                             RONALD L. GROOMS
                                             -----------------------
                                     By:     Ronald L. Grooms
                                     Title:  Senior Vice President

                                                                    July 1, 2001

                                   SCHEDULE A

      ACCOUNT(S)             CONTRACT(S)            DESIGNATED PORTFOLIO(S)

SBL VARIABLE ANNUITY
 ACCOUNT XIV                   V6029           INVESCO DYNAMICS FUND - CLASS K

                                               INVESCO TECHNOLOGY FUND - CLASS K

                                   SCHEDULE B

                             PROXY VOTING PROCEDURES

         The   following   is   a   list   of   procedures   and   corresponding
responsibilities for the handling of proxies and voting instructions relating to the Fund.  The defined  terms  herein  shall have the  meanings  assigned in the
Participation  Agreement  except that the term "Company"  shall also include the department or third party, if any,  assigned by the Company to perform the steps delineated below.

1.   The  proxy  proposals  are  given  to the  Company  by the Fund as early as possible  before  the date set by the Fund for the  shareholder  meeting to enable the Company to consider and prepare for the  solicitation  of voting
     instructions   from  owners  of  the  Contracts   and  to  facilitate   the
     establishment of tabulation  procedures.  At this time the Fund will inform the Company of the Record,  Mailing  and Meeting  dates.  This will be done verbally approximately two months before the shareholder meeting.

2.   Promptly  after the Record Date,  the Company will perform a "tape run", or other  activity,  which will  generate the names,  addresses  and number of units  which  are  attributed  to  each  contract  owner/policyholder  (the
     "Customer")  as of the Record  Date.  Allowance  should be made for account adjustments  made  after  this date that  could  affect  the  status of the
     Customers' accounts as of the Record Date.

     NOTE:  The  number of proxy  statements  is  determined  by the  activities described in this Step #2. The Company will use its best efforts to call in the number of  Customers  to the Fund , as soon as  possible,  but no later than two weeks after the Record Date.

3.   To the extent  required by law,  the Fund's  Annual  Report must be sent to each Customer by the Company  either before or together with the Customers'
     receipt of voting, instruction solicitation material. The Fund will provide the  last  Annual  Report  to the  Company  pursuant  to the  terms of this
     Agreement to which this Schedule relates.

4.   The text and format for the Voting Instruction Cards ("Cards" or "Card") is
     provided  to the  Company  by the Fund.  The  Company,  shall  produce  and personalize the Voting  Instruction  Cards.  The Fund or its affiliate must approve the Card before it is printed.  Allow  approximately  2-4  business days for printing  information on the Cards.  Information commonly found on the Cards includes:

*    name (legal name as found on account registration)
*    address
*    Fund or account number
*    coding to state number of units
*    individual  Card number for use in tracking and  verification of votes
     (already on Cards as printed by the Fund).

     (This and related steps may occur later in the chronological process due to possible uncertainties relating to the proposals.)

5.   During this time, the Fund will develop,  produce and pay for the Notice of
     Proxy and the Proxy  Statement (one  document).  Printed and folded notices and  statements  will be sent to  Company  for  insertion  into  envelopes.
     Contents of envelope sent to Customers by the Company will include:

*    Voting Instruction Card(s)
*    one proxy notice and statement (one document)
*    return envelope (postage  pre-paid by Company)  addressed to the Company or its tabulation agent
*    "urge buckslip" - optional, but recommended. (This is a small, single sheet of paper that  requests  Customers  to vote as quickly as possible and that their vote is important. One copy will be supplied by the Fund.)
*    cover  letter - optional,  supplied by Company and reviewed and approved in advance by the Fund

6.   The above  contents  should be received by the  Company  approximately  3-5 business days before mail date. Individual in charge at Company reviews and approves  the  contents of the mailing  package to ensure  correctness  and completeness. Copy of this approval sent to the Fund.

7.   Package mailed by the Company.

     * The Fund must allow at least a 15-day solicitation time to the Company as the  shareowner.  (A 5-week period is  recommended.)  Solicitation  time is calculated as calendar days from (but NOT including,) the meeting, counting backwards.

8.   Collection and tabulation of Cards begins.  Tabulation  usually takes place in another department or another vendor depending on process used. An often used procedure is to sort Cards on arrival by proposal into vote categories of all yes, no, or mixed replies, and to begin data entry.

     NOTE:  Postmarks are not generally needed. A need for postmark  information would be due to an insurance  company's internal procedure and has not been required by the Fund in the past.

9.   Signatures on Card checked against legal name on account registration which was printed on the Card.

     NOTE:  For Example,  if the account  registration  is under "John A. Smith,
     Trustee,"  then that is the exact  legal name to be printed on the Card and is the signature needed on the Card

10.  Customer with an explanatory letter and a new Card and return envelope. The mutilated  or  illegible  Card  is  disregarded  and  considered  to be NOT
     RECEIVED for purposes of vote tabulation.  Any Cards that have been "kicked out" (e.g.  mutilated,  illegible) of the  procedure  are "hand  verified,"
     i.e., examined as to why they did not complete the system. Any questions on those Cards are usually remedied individually.

11.  There are various control  procedures  used to ensure proper  tabulation of votes and accuracy of that  tabulation.  The most  prevalent is to sort the
     Cards as they first arrive into  categories  depending  upon their vote; an estimate  of how the vote is  progressing  may then be  calculated.  If the initial  estimates  and the actual vote do not  coincide,  then an internal audit of that vote should occur. This may entail a recount.

12.  The actual  tabulation of votes is done in units which is then converted to shares. (It is very important that the Fund receives the tabulations stated
     in terms of a  percentage  and the number of SHARES.)  The Fund must review and approve tabulation format.

13.  Final  tabulation in shares is verbally given by the Company to the Fund on the morning of the meeting not later than 10:00 a.m. Eastern time. The Fund may request an earlier  deadline if reasonable and if required to calculate the vote in time for the meeting.

14.  A  Certification  of  Mailing  and  Authorization  to Vote  Shares  will be required  from the Company as well as an  original  copy of the final vote.
     The Fund will provide a standard form for each Certification.

15.  The Company will be required to box and archive the Cards received from the
     Customers.  In the  event  that  any  vote is  challenged  or if  otherwise necessary for legal,  regulatory,  or accounting purposes, the Fund will be permitted reasonable access to such Cards.

16.  All  approvals  and  "signing-off'  may be done orally,  but must always be followed up in writing.